Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Exchange Agreement”) is entered into this 22nd day of August, 2025, by and among Strive Enterprises, Inc., an Ohio corporation (“Strive”), Asset Entities Inc., a Nevada corporation (the “Issuer”), and the undersigned (“Investor” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, Strive, the Issuer, and Alpha Merger Sub, Inc., an Ohio corporation and wholly-owned subsidiary of the Issuer (“Merger Sub”), entered into that certain Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2025 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Strive (the “Merger”), on the terms and subject to the conditions set forth therein (the Merger, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Investor desires to exchange the aggregate number of Bitcoin set forth on the Investor’s signature page hereto (the “Bitcoin Consideration”) for the number of shares of the Issuer’s Class A common stock, par value $0.001 per share (the “Class A common stock”) set forth on the signature page hereto (the “Exchange Shares”) at an exchange ratio of shares of Class A common stock per each Bitcoin in which each Bitcoin shall be valued at an amount in U.S. dollars equal to the trading price s of Bitcoin as of 4:00 p.m. New York City time, expressed in U.S. dollars on the Coinbase exchange, as determined in good faith by Strive and each share of Class A common stock shall be valued at $3.00 (the “Exchange Ratio”), provided that the number of Exchange Shares shall be rounded down to the nearest whole number such that the Issuer shall not be required to issue any fractional securities in exchange for the Bitcoin Consideration, and Strive and the Issuer desire for the Issuer to issue to the Investor the Exchange Shares in exchange for the Bitcoin Consideration, all on the terms and conditions set forth herein;

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (as described in Rule 501(a) under the Securities Act) (each, an “Other Investor”) have, severally and not jointly, entered into separate exchange agreements with the Issuer on the date hereof (the “Other Exchange Agreements”), pursuant to which such investors have agreed to exchange Bitcoin for shares of Class A common stock on the Closing Date at the same per share exchange ratio as the Investor, and the aggregate amount of shares of Class A common stock to be issued and exchange by the Issuer pursuant to this Exchange Agreement and the Other Exchange Agreements equals, as of the date hereof, a number of shares of the Class A common stock determined by dividing the aggregate Bitcoin Consideration by the Exchange Ratio, as calculated pursuant to this Exchange Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	For ease of administration, this single Exchange Agreement is being executed so as to enable each Investor identified on the signature page to enter into an Exchange Agreement, severally, but not jointly. The parties agree that (i) the Exchange Agreement shall be treated as if it were a separate agreement with respect to each Investor listed on the signature page, as if each Investor entity had executed a separate Exchange Agreement naming only itself as Investor, and (ii) no Investor listed on the signature page shall have any liability under the Exchange Agreement for the obligations of any other Investor so listed.

2.	Subject to the terms and conditions hereof, at the Closing, Investor hereby agrees to exchange Bitcoin for, and the Issuer hereby agrees that it will issue to Investor, in exchange for the Bitcoin Consideration, the Exchange Shares, it being understood that, after giving effect to the Redesignation and Closing (each as defined in the Merger Agreement), (i) the Exchange Shares shall be entitled to one vote per share as a result of consummation of the Transactions and (ii) the holders of the Exchange Shares shall not be entitled to any portion of the High Vote Waiver Payment (as defined in the Merger Agreement) (such exchange and issuance, the “Exchange”).

2.1	Representations, Warranties and Agreements.

2.2	Investor’s Representations, Warranties and Agreements. To induce the Issuer to issue the Exchange Shares to Investor and to induce the Issuer and Strive to enter into this Exchange Agreement, Investor hereby represents and warrants to the Issuer and Strive and acknowledges and agrees with the Issuer and Strive as follows:

2.2.1 If Investor is not a natural person, Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Exchange Agreement.

2.2.2 This Exchange Agreement has been duly authorized, validly executed and delivered by Investor. Assuming that this Exchange Agreement constitutes the valid and binding agreement of the Issuer and Strive, this Exchange Agreement is the valid and binding obligation of the Investor, and is enforceable against Investor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.2.3 The execution, delivery and performance by Investor of this Exchange Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Investor or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Investor or any of its subsidiaries is a party or by which Investor or any of its subsidiaries is bound or to which any of the property or assets of Investor or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Investor to enter into and timely perform its obligations under this Exchange Agreement (a “Investor Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Investor or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Investor or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Investor Material Adverse Effect.

2.2.4 Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (as described in Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Exchange Shares only for its own account and not for the account of others, or if Investor is subscribing for the Exchange Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Exchange Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). If Subscriber is not a natural person, Subscriber is not an entity formed for the specific purpose of acquiring the Exchange Shares.

2.2.5 Investor (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Exchange Shares.

2.2.6 Investor understands that the Exchange Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Exchange Shares have not been registered under the Securities Act. Investor understands that the Exchange Shares may not be resold, transferred, pledged or otherwise disposed of by Investor absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Exchange Shares shall contain a legend to such effect. Investor acknowledges and agrees that the Exchange Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act. Investor understands and agrees that the Exchange Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Investor may not be able to readily resell the Exchange Shares and may be required to bear the financial risk of an investment in the Exchange Shares for an indefinite period of time. Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Exchange Shares.

2.2.7 Investor understands and agrees that Investor is acquiring the Exchange Shares directly from the Issuer. Investor further acknowledges that there have been no representations, warranties, covenants or agreements made to Investor by the Issuer and Strive or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Exchange Agreement.

2.2.8 Investor represents and warrants that its acquisition and holding of the Exchange Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.2.9 Investor acknowledges and agrees that Investor had access to, and an adequate opportunity to review, financial and other information as Investor deems necessary in order to make an investment decision with respect to the Exchange Shares. Investor represents and agrees that Investor and Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Exchange Shares. Investor has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Exchange Shares.

2.2.10 Investor became aware of the Exchange Offer solely by means of direct contact between Investor and the Issuer or its representatives. Investor did not become aware of this Exchange Offer, nor were the Exchange Shares offered to Investor, by any other means. Investor acknowledges that the Issuer represents and warrants that the Exchange Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.2.11 Investor acknowledges that it is aware that there are substantial risks incident to the acquisition and ownership of the Exchange Shares, including those set forth in the SEC Documents (as defined below) and the investor presentation provided by Strive. Investor is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the Exchange Shares, and has sought such accounting, legal and tax advice as Investor has considered necessary to make an informed decision to participate in the Exchange Offer.

2.2.12 Without limiting the representations, warranties and covenants set forth in this Exchange Agreement, alone, or together with any professional advisor(s), Investor represents and acknowledges that Investor has adequately analyzed and fully considered the risks of an investment in the Exchange Shares and determined that the Exchange Shares are a suitable investment for Investor and that Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of Investor’s investment in the Issuer. Investor acknowledges specifically that a possibility of total loss exists.

2.2.13 Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Exchange Shares or made any findings or determination as to the fairness of an investment in the Exchange Shares.

2.2.14 Investor represents and warrants that Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided, that Investor is permitted to do so under applicable law. Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Investor also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Investor further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Investor and used to purchase the Exchange Shares were legally derived.

2.2.15 If Investor is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, Investor represents and warrants that neither the Issuer, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Exchange Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Exchange Shares.

2.2.16 Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Investor, or a “group” comprised solely of Investor and its affiliates, with the Commission with respect to the beneficial ownership of the Issuer’s common stock, Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.2.17 No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Issuer as a result of the purchase and sale of the Exchange Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and Investor will not have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing as a result of the acquisition of the Exchange Shares hereunder.

2.2.18 Investor has, and on the date the Bitcoin Consideration would be required to be tendered to the Issuer or the Escrow Agent pursuant to Section 3.1 will have, sufficient Bitcoin to tender the Bitcoin Consideration pursuant to Section 3.1. Investor is an entity having total liquid assets and net assets (in each case, inclusive of Bitcoin) in excess of the value of the Bitcoin Consideration as of the date hereof and as of each date the Bitcoin Consideration would be required to be tendered to the Issuer or the Escrow Agent pursuant to Section 3.1 and was not formed for the purpose of acquiring the Exchange Shares.

2.2.19 No broker, finder or other financial consultant has acted on behalf of Investor in connection with this Exchange Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer or Strive.

2.2.20 The Investor acknowledges that (i) the Issuer and Strive currently may have, and later may come into possession of, information regarding the Issuer or Strive that is not known to the Investor and that may be material to a decision to enter into this transaction to acquire the Exchange Shares (“Excluded Information”), (ii) the Investor has determined to enter into this transaction to purchase the Exchange Shares notwithstanding its lack of knowledge of the Excluded Information, and (iii) neither the Issuer nor Strive shall have liability to the Investor, and Investor hereby, to the extent permitted by law, waives and releases any claims it may have against the Issuer or Strive with respect to the non-disclosure of the Excluded Information.

2.2.21 No governmental consents are required to have been obtained by the Investor, and there is no pending or threatened litigation, action, suit or proceeding at law or in equity against the Investor or any other party that is likely to affect the legality, validity, or enforceability of the Exchange Offer or for the Exchange Offer to be considered, for U.S. federal income tax purposes, as a contribution of Bitcoin to Asset Entities under Section 351 of the Code.

2.2.22 The Investor acknowledges and agrees that, pursuant to the rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), the Issuer may not issue shares of its Class A common stock (or securities convertible into or exercisable for shares of Class A common stock) in connection with the transactions contemplated by this Exchange Agreement and the Other Exchange Agreements in an amount that, when aggregated with all other shares of Class A common stock (or securities convertible into or exercisable for shares of Class A common stock) issued or issuable in connection with the transactions contemplated by this Exchange Agreement and the Other Exchange Agreements (and any other transactions that may be aggregated with the transactions contemplated hereby under Nasdaq rules), may exceed 19.9% of the total number of shares of Class A common stock outstanding immediately prior to the execution of this Exchange Agreement (the “Exchange Cap”), unless and until the Issuer obtains the approval of its stockholders as required by the applicable rules of Nasdaq.

2.2.23 The Investor is the record and beneficial owner of the Bitcoin Consideration set forth on their signature page to this Exchange Agreement, and the Investor owns such Bitcoin free and clear of any lien, charge or encumbrance. Such Bitcoin are not subject to any preemptive or similar rights, and the Investor is transferring and delivering to the Issuer (as contemplated herein) valid title to such Bitcoin Consideration free and clear of any lien, charge or encumbrance. None of the contributed Bitcoin is debt-financed property (as defined in Section 514(b) of the Code) in the hands of the Investor which would be subject to the unrelated business income tax described in Section 511(a)(2) of the Code.

2.2.24 Neither the Investor nor any of its affiliates (i) is (or at the Closing will be) under any obligation to transfer any Exchange Shares issued pursuant to this Exchange Agreement or (ii) has any present plan or intention to dispose of any Exchange Shares issued pursuant to this Exchange Agreement, including a transfer to an affiliate or to any person “related” (within the meaning of Treasury Regulations Section 1.368-1(e)(4)) to the Issuer.

2.2.25 The Investor has at all times held the Bitcoin Consideration being contributed as capital assets for U.S. federal income tax purposes.

2.2.25. The Investor is not currently, and will not be at the Closing, under the jurisdiction of a court in a Title 11 or similar case, within the meaning of Section 368(a)(3)(A) of the Code, or in a receivership, foreclosure or similar proceeding, and the stock received in the exchange will not be used to satisfy the indebtedness of such debtor.

2.3	Issuer’s Representations, Warranties and Agreements. To induce Investor to exchange the Bitcoin Consideration for the Exchange Shares and to induce Strive to enter into this Exchange Agreement, the Issuer hereby represents and warrants to Investor and Strive and agrees with Investor and Strive as follows:

2.3.1 The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of Nevada, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Exchange Agreement.

2.3.2 The Exchange Shares have been duly authorized and, when issued and delivered to Investor in exchange for the full Exchange Consideration in accordance with the terms of this Exchange Agreement and registered with the Issuer’s transfer agent, the Exchange Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation, bylaws, under the laws of Nevada or otherwise.

2.3.3 This Exchange Agreement has been duly authorized, validly executed and delivered by the Issuer and, assuming that this Exchange Agreement constitutes the valid and binding obligation of the Investor and Strive, is the valid and binding obligation of the Issuer, is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.3.4 The Issuer is classified as a Subchapter C corporation for U.S. federal income tax purposes.

2.3.5 The execution, delivery and performance of this Exchange Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Exchange Shares and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of the Issuer to enter into and timely perform its obligations under this Exchange Agreement (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.3.6 Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Exchange Shares under the Securities Act.

2.3.7 Neither the Issuer nor any person acting on its behalf has offered any of the Exchange Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.3.8 Concurrently with the execution and delivery of this Exchange Agreement, the Issuer is entering into the Other Exchange Agreements providing for the issuance of shares of Class A common stock in exchange for an aggregate number of sixty-nine (69) Bitcoin. There are no Other Exchange Agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Other Investor (other than Investors in connection with the Other Exchange Agreements) which include terms and conditions that are materially more advantageous to any such Other Investor (as compared to Investor) other than such agreement containing any of the following: (i) any rights or benefits granted to an Other Investor in connection with such Other Investor’s compliance with any law, regulation or policy specifically applicable to such Other Investor or in connection with the taxable status of an Other Investor, (ii) any rights or benefits which are personal to an Other Investor based solely on its place of organization or headquarters, organizational form of, or other particular restrictions applicable to, such Other Investor, (iii) any rights with respect to the confidentiality or disclosure of an Other Investor’s identity, or (iv) any rights or benefits granted to the Issuer, Strive or any of their respective affiliates or any of their respective partners, members, shareholders, employees or agents.

2.3.9 As of the date of this Exchange Agreement, the authorized capital stock of the Issuer consists of 90,000,000 shares of capital stock, including (i) 40,000,000 shares of common stock, of which 2,000,000 shares are designated Class A common stock and 38,000,000 shares are designated as Class B common stock; and (ii) 50,000,000 shares of Preferred Stock, $0.0001 par value per share, of which 660 shares are designated as Series A Convertible Preferred Stock, $0.0001 par value per share (“Preferred Stock”). As of the date hereof: (i) no shares of Preferred Stock are issued and outstanding; (ii) 1,000,000 shares of Class A common stock are issued and outstanding; (iii) 15,624,395 shares of Class B common stock are issued and outstanding; and (iv) warrants to purchase up to 31,500 shares of Class B common stock (the “Issuer Warrants”) are outstanding. All (i) issued and outstanding shares of Class A common stock and Class B common stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Issuer Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Exchange Agreements, the Merger Agreement and the Subscription Agreements, dated as of May 26, 2025, by and among the Issuer, Strive and the Subscribers thereto (the “Subscription Agreements”), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any shares of Class A common stock, or Class B common stock, or any other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than Merger Sub, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Merger Agreement and the Transaction Agreements.

2.3.10 Assuming the accuracy of Investor’s representations and warranties set forth in Section 2.1 of this Exchange Agreement, no registration under the Securities Act is required for the issuance of the Exchange Shares by the Issuer to Investor in exchange for the Bitcoin Consideration.

2.3.11 The Issuer has made available to Investor (including via the Securities and Exchange Commission’s (the “Commission”) EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer with the Commission prior to the date of this Exchange Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Exchange Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for a Current Report filed on Form 8-K on December 26, 2024 and a Current Report filed on Form 8-K on May 31, 2024, the Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since the Issuer’s initial public offering through the date hereof. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.3.12 There are no pending or, to the knowledge of the Issuer, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Issuer which would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

2.3.13 The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Exchange Shares pursuant to this Exchange Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) those required by Nasdaq, including with respect to obtaining approval of the Issuer’s stockholders, and (iv) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.3.14 To the knowledge of the Issuer, the Issuer is not in violation of, has not violated, and is not under investigation with respect to any violation or alleged violation of, any law, or judgment, order or decree entered by any court, arbitrator or authority, domestic or foreign, nor is there any basis for any such charge, except where such violation or alleged violation would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. As of the date hereof, the Issuer has not received any written communication from a governmental authority that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. There is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against either of them, except in each case as would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.3.15 No broker, finder or other financial consultant has acted on behalf of Issuer in connection with this Exchange Agreement or the transactions contemplated hereby in such a way as to create any liability on the Investor.

2.3.16 The Class A common stock of the Issuer is registered pursuant to Section 12(b) of the Exchange Act, and listed for trading on the Nasdaq Capital Market. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the Nasdaq Capital Market or the Commission with respect to any intention by such entity to deregister the Class A common stock or prohibit or terminate the listing of the Class A common stock on the Nasdaq. The Issuer has taken no action that is designed to terminate the registration of the Class A common stock under the Exchange Act.

2.3.17 There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Exchange Shares or (ii) the Class A common stock to be issued pursuant to any Other Exchange Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

2.3.18 The Issuer is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

2.3.19 The Issuer is (i) not a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) does not directly or indirectly hold, and will not hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is not engaged, does not have plans to engage, and will not be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

2.3.1 The Issuer is not subject to registration as an “investment company” under the Investment Company Act of 1940, as amended.

2.4	Strive’s Representations, Warranties and Agreements. To induce Investor to purchase the Exchange Shares and to induce the Issuer to enter into this Exchange Agreement, the Issuer hereby represents and warrants to Investor and the Issuer and agrees with Investor and the Issuer as follows:

2.4.1 Strive has been duly incorporated and is validly existing in the state of Ohio, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Exchange Agreement.

2.4.2 This Exchange Agreement has been duly authorized, validly executed and delivered by Strive and, assuming that this Exchange Agreement constitutes the valid and binding obligation of the Investor and the Issuer, is the valid and binding obligation of the Strive, is enforceable against Strive in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.4.3 The execution, delivery and performance of this Exchange Agreement (including compliance by Strive with all of the provisions hereof), issuance and sale of the Exchange Shares and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Strive or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Strive or any of its subsidiaries is a party or by which Strive or any of its subsidiaries is bound or to which any of the property or assets of Strive or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Strive to enter into and timely perform its obligations under this Exchange Agreement (a “Strive Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Strive or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Strive or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Strive Material Adverse Effect.

2.4.4 Neither Strive, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Exchange Shares under the Securities Act.

2.4.5 Neither Strive nor any person acting on its behalf has offered any of the Exchange Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.4.6 There are no pending or, to the knowledge of the Strive, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Strive Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon Strive which would, individually or in the aggregate, reasonably be expected to have a Strive Material Adverse Effect.

2.4.7 Strive is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Exchange Shares pursuant to this Exchange Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) those required by Nasdaq, including with respect to obtaining approval of Strive’s shareholders, and (iv) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Strive Material Adverse Effect.

2.4.8 As of the date hereof, Strive has not received any written communication from a governmental authority that alleges that Strive is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Strive Material Adverse Effect.

2.4.9 No broker, finder or other financial consultant has acted on behalf of Strive in connection with this Exchange Agreement or the transactions contemplated hereby in such a way as to create any liability on the Investor.

2.4.10 There are no securities or instruments issued by or to which the Strive is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Exchange Shares or the Class A common stock to be issued pursuant to any Other Exchange Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

2.4.11 Strive is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

2.4.12 Strive is (i) not a Covered Person, (ii) does not directly or indirectly hold, and will not hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is not engaged, does not have plans to engage, and will not be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

2.4.13 As of the date hereof, Strive does not have any indebtedness for borrowed money (or guarantees thereof) (other than trade credit, credit card obligations and similar loans and advances made to employees, customers and suppliers made in the ordinary course of business) in excess of $1 million.

2.4.14 Immediately after receipt of the Bitcoin Consideration in exchange for the Shares, to the knowledge of the Company, Strive does not expect the Issuer to be subject to registration as an “investment company” under the Investment Company Act of 1940, as amended.

3.	Settlement Date and Delivery.

3.1	Closing. The closing of the Exchange contemplated hereby (the “Closing”) shall occur on the date of, and substantially concurrently with, the consummation of the Transactions (it being understood that Exchange Shares shall be entitled to one vote per share as a result of consummation of the Transactions) (the “Closing Date”).

3.1.1 Within two (2) Business Days following the date of this Exchange Agreement, each Investor shall, to the reasonable satisfaction of Strive, (i) complete all “know-your-customer” verification procedures required by BitGo Trust Company, Inc. (the “Escrow Agent”), (ii) provide evidence of such Investor’s status as an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and (iii) furnish to Strive detailed tax lot and holding period information with respect to the Bitcoin to be contributed, together with evidence supporting the foregoing reasonably requested by Strive.

3.1.2 Within two (2) Business Days following the receipt of a notice sent by Strive to the Investor requesting delivery of the Bitcoin Consideration (which notice shall be delivered only after both (i) the execution and delivery of this Exchange Agreement and (ii) the completion, to the reasonable satisfaction of Strive, of the requirements set forth in Section 3.1.1), each Investor shall deliver, or cause to be delivered, the Bitcoin Consideration to the custodial address of the Escrow Agent specified and provided by Strive. Such Bitcoin Consideration shall remain in escrow until the Closing and shall be released from escrow by the Escrow Agent to Strive at the Closing in exchange for the issuance of the Exchange Shares in accordance with this Exchange Agreement. The Investor shall bear all risk of loss or theft of the Bitcoin Consideration until the Escrow Agent has provided written and/or electronic confirmation of receipt to both Strive and the Investor. Strive shall have no liability for any loss, theft or failure in the transfer of the Bitcoin Consideration to the Escrow Agent as a result of any causes beyond Strive’s reasonable control.

3.1.3 Within five (5) Business Days following the date of this Exchange Agreement, Strive shall deliver to each Investor a notice setting forth the number of Exchange Shares issuable to such Investor, calculated in accordance with the terms of this Exchange Agreement. Any such notice shall be provided for informational purposes only and shall not be deemed a representation or warranty by Strive as to the final number of Exchange Shares issuable, which shall be determined at Closing in accordance with the terms hereof. Strive reserves the right to correct any clerical or computational errors and to adjust such calculation to reflect any changes in the underlying data and applicable exchange rates. Failure to deliver such notice within the specified period shall not constitute a breach of this Exchange Agreement unless such failure materially and adversely affects the Investor.

3.1.4 Once Strive reasonably determines that all conditions to the Closing of the Transactions are expected to be satisfied, Strive shall deliver to the Investor a written notice (the “Closing Notice”) specifying the date on which the Closing is expected to occur (the “Expected Closing Date”). The Closing Notice shall be delivered no later than two (2) Business Days prior to the Expected Closing Date.

3.1.5 If the Transactions are not consummated on or prior to the fifth (5th) Business Day after the Expected Closing Date, Strive and the Issuer agree that the Bitcoin Consideration shall be returned to Investor to an address specified by Investor on their signature page hereto. Notwithstanding such return, (i) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date, and (ii) Investor shall remain obligated (A) to redeliver the Bitcoin Consideration instructed by Strive following Strive’s delivery to Investor of a written notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 3.

3.1.6 At or promptly after the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3, the Issuer shall deliver to Investor the Exchange Shares in book entry in the name of Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by Investor, as applicable. For purposes of this Exchange Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

3.1.7 If any Investor fails to satisfy the requirements set forth in 3.1.1 or to deliver the Bitcoin Consideration in accordance with Section 3.1.2, Strive may provide written notice to such Investor describing such failure. If such failure is not cured within three (3) Business Days following delivery of such notice (or such longer period as Strive may agree in writing), Strive may, in its sole discretion and without liability to such Investor, terminate such Investor’s rights and obligations under this Exchange Agreement (including the right to receive any Exchange Shares), delay or defer the Closing with respect to such Investor, or pursue any other remedies available at law or in equity.

3.2	Conditions to Closing of the Issuer. The Issuer’s obligations to issue the Exchange Shares in exchange for the Bitcoin Consideration at or promptly after the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Strive, on or prior to the Closing Date, of each of the following conditions:

3.2.1 Representations and Warranties Correct. The representations and warranties made by Investor in Section 2.1 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Investor Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Investor Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.2.2 Compliance with Covenants. Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Exchange Agreement to be performed, satisfied or complied with by Investor at or prior to the Closing.

3.2.3 Closing of the Transactions. All conditions precedent to the Issuer’s and Strive’s obligations to consummate, or cause to be consummated, the Transactions set forth in the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions will be consummated immediately following the Closing.

3.2.4 Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the Exchange.

3.2.5 Exchange Cap; Shareholder Approval. The Issuer shall have obtained shareholder approval as required by the applicable rules of Nasdaq for the issuance of all of the Exchange Shares in excess of the Exchange Cap.

3.3	Conditions to Closing of Investor. Investor’s obligation to purchase the Exchange Shares at the or promptly after the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Investor, on or prior to the Closing Date, of each of the following conditions:

3.3.1 Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 2.3 hereof and Strive in Section 2.4 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality, Issuer Material Adverse Effect or Strive Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, Issuer Material Adverse Effect or Strive Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions; provided, that in the event this condition would otherwise fail to be satisfied as a result of a breach of one or more of the representations and warranties of the Issuer contained in this Exchange Agreement and the facts underlying such breach would also cause a condition to Strive’s obligations under the Merger Agreement to fail to be satisfied, this condition shall nevertheless be deemed satisfied in the event Strive waives such condition with respect to such breach under the Merger Agreement.

3.3.2 Compliance with Covenants. The Issuer and Strive shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Exchange Agreement to be performed, satisfied or complied with by the Issuer and Strive at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing.

3.3.3 Closing of the Transactions. (i) All conditions precedent to the consummation of the Transactions set forth in the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), (ii) no amendment or modification of the Merger Agreement (as the same exists on the date hereof as provided to the Investor) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Investor would reasonably expect to receive under this Exchange Agreement without having received Investor’s prior written consent (it being understood that the issuance of high-vote common stock to direct or indirect shareholders of Strive shall not be considered as having such a material and adverse effect) and (iii) the Transactions will be consummated immediately following the Closing.

3.3.4 Exchange Cap; Shareholder Approval. The Issuer shall have obtained shareholder approval as required by the applicable rules of Nasdaq for the issuance of the Exchange Shares in excess of the Exchange Cap.

3.3.5 Nasdaq. The Issuer shall have filed with Nasdaq a Listing of Additional Shares notice form for the listing of the Exchange Shares and shall not have received any objection to such notice from Nasdaq.

3.3.6 Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the transactions contemplated by this Exchange Agreement.

3.3.7 Transfers. Strive’s existing investor rights agreement shall be amended to include a customary market stand-off provision that binds the parties thereto effective immediately following the consummation of the Transactions until the date that is thirty (30) days following the Effectiveness Date of the Registration Statement (as defined below).

4.	Registration Statement.

4.1	The Issuer agrees that, within 30 calendar days after the consummation of the Transactions (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement for a shelf registration on Form S-3 or Form S-1 (or a prospectus supplement pursuant to an existing registration statement on such forms) (such registration statement or prospectus supplement, the “Registration Statement”) registering the resale of the Exchange Shares that are eligible for registration (determined as of two Business Days prior to such filing) (the “Registrable Securities”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 45th calendar day (or 120th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Investor furnishing a completed and executed selling shareholders questionnaire in customary form to the Issuer that contains the information required by Commission rules for a Registration Statement regarding Investor, the securities of the Issuer held by Investor and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) to effect the registration of the Registrable Securities, and Investor shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. The Issuer will provide a draft of the Registration Statement to Investor at least 2 Business Days in advance of the date of filing the Registration Statement with the Commission. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the Exchange Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Exchange Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Unless required under applicable laws and Commission rules, in no event shall the Investor be identified as a statutory underwriter in the Registration Statement; provided, that if the Investor is required to be so identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Registrable Securities from the Registration Statement.

4.2	In the case of the registration effected by the Issuer pursuant to this Exchange Agreement, the Issuer shall, upon reasonable request, inform Investor as to the status of such registration. At its expense the Issuer shall:

4.2.1 except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Investor ceases to hold any Registrable Securities, (ii) the date all Registrable Securities held by Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) three years from the date of effectiveness of the Registration Statement;

4.2.2 advise Investor as promptly as possible:

(a) when the Registration Statement or any post-effective amendment thereto has become effective;

(b) after it shall have received notice or obtained knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness the Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Exchange Agreement, of the occurrence of any event that requires the making of any changes in the Registration Statement or any prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Investor of such events, provide Investor with any material, non-public information regarding the Issuer other than to the extent that providing notice to Investor of the occurrence of the events listed in (a) through (d) above constitutes material, non-public information regarding the Issuer;

4.2.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

4.2.4 upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.2.5 use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Issuer’s Class A common stock is then listed.

4.3	Notwithstanding anything to the contrary in this Exchange Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Investor not to sell under the Registration Statement or to suspend the effectiveness thereof, if the filing, effectiveness or continued use of any Registration Statement would require the Issuer to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of the Issuer, after consultation with counsel to the Issuer, (a) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Issuer has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and fifty (150) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Investor agrees that (i) it will immediately discontinue offers and sales of the Exchange Shares under the Registration Statement until Investor receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law. If so directed by the Issuer, Investor will deliver to the Issuer or, in Investor’s sole discretion destroy, all copies of the prospectus covering the Exchange Shares in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Exchange Shares shall not apply (i) to the extent Investor is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.4	If the Exchange Shares are eligible to be sold pursuant to an effective Registration Statement, then at Investor’s request in connection with a transfer of the Exchange Shares, the Issuer will cause its transfer agent to remove the legend set forth in Section 2.1.6.

5.	Termination. This Exchange Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Exchange Agreement and (iii) the date that is twelve (12) months from the date of this Exchange Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Investor of the termination of the Merger Agreement promptly after the termination of such agreement.

6.	Equal Treatment of Investor. No consideration (including any modification of this Exchange Agreement or the Exchange Shares) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Exchange Agreement, the Other Exchange Agreements or the Exchange Shares unless the same consideration is also offered to all of the parties to this Exchange Agreement and the Other Exchange Agreements. For clarification purposes, this provision constitutes a separate right granted to the Investor and each Other Investor by the Company and negotiated separately by the Investor and each Other Investor, and is intended for the Company to treat the Investor and each Other Investor as a class and shall not in any way be construed as the Investor and each Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of Exchange Shares or otherwise. For the avoidance of doubt, the two immediately preceding sentences shall not restrict the ability of the Company or the Issuer to issue primary capital on market terms after the date hereof in their sole discretion.

7.	Tax Treatment. The parties intend that, for U.S. federal income tax purposes, the transfer by each Investor of the Bitcoin Consideration in exchange for the Exchange Shares, taken together with the Transactions, constitute a transaction described in Section 351(a) of the Code. The parties agree that Exchange Offer will be undertaken for the business purpose of providing the Investor with a way of contributing its Bitcoin to a corporation that the parties agree will be better able to manage and utilize the Bitcoin. Each of the parties (and their respective affiliates) shall, unless otherwise required by law (x) prepare and file all tax returns in a manner consistent with such treatment and (y) take no position in any tax return, proceeding, audit or otherwise that is inconsistent with such treatment. None of the parties (nor any of their respective affiliates) shall take or cause to be taken any action (or fail to take or cause to take any action) that would reasonably be expected to adversely affect the treatment of the Exchange Offer as described in this section.

8.	Miscellaneous.

8.1	Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Exchange as contemplated by this Exchange Agreement.

8.1.1 Investor acknowledges that Strive and the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties made by Investor contained in this Exchange Agreement. Prior to the Closing, Investor agrees to promptly notify Strive and the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

8.1.2 Each of Stive, the Issuer and Investor is entitled to rely upon this Exchange Agreement and is irrevocably authorized to produce this Exchange Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

8.1.3 Strive may request from Investor such additional information as Strive may deem necessary to evaluate the eligibility of Investor to acquire the Exchange Shares, and Investor shall provide such information as may be reasonably requested, to the extent within Investor’s possession and control or otherwise readily available to Investor; provided that Strive agrees to keep any such information confidential except to the extent required to be disclosed by applicable law.

8.1.4 Each of Investor, Strive and the Issuer shall pay all of its own expenses in connection with this Exchange Agreement and the transactions contemplated herein. No expenses incurred by the Investor or on its behalf in connection with the Exchange Offer will be paid or assumed by the Company or any third party unless those expenses are solely and directly related to the Exchange Offer in compliance with Section 351 of the Code (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) (“351 Expenses”), and no cash or property, other than the Exchange Shares will be transferred to the Investor with the intention that it be used to pay any expenses, including 351 Expenses.

8.1.5 Each of Investor, Strive and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Exchange Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

8.2	Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Investor, to such address or addresses set forth on the signature page hereto;

(ii)	if to the Issuer, to:

Asset Entities Inc.
100 Crescent Ct, 7th Floor
Dallas, TX 75201
Attention: Michael Gaubert, Esq.
Telephone: (214) 459-3117
Email: mgaubert@assetentities.com

with required copies (which copies shall not constitute notice) to:

Bevilacqua PLLC

1050 Connecticut Avenue, NW

Suite 500

Washington, DC 20036

Attention: Louis A. Bevilacqua, Esq.

E-mail: lou@bevilacquapllc.com

Strive Enterprises, Inc.

200 Crescent Court

Suite 1400

Dallas, TX 75201

Attention: Logan Beirne

E-mail: Logan.Beirne@strive.com

and

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10010

Attention:	Derek Dostal
Evan Rosen
Emails:	derek.dostal@davispolk.com
evan.rosen@davispolk.com

8.3	Entire Agreement. This Exchange Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

8.4	Modifications and Amendments. This Exchange Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by each of (x) Strive and (y) Investor and other Investors representing a majority in interest of the Exchange Shares; provided that any rights (but not obligations) of a party under this Exchange Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party; provided further that any amendment that (i) disproportionately affects the Investor or an Other Investor materially and adversely as it relates to the Investor and Other Investors as a whole unless Investor has been offered that same benefit, or (ii) increases the exchange price or decreases the number of the Exchange Shares that Investor is acquiring pursuant to this Exchange Agreement or otherwise increases the liability profile of the Investor with respect to this Exchange Agreement or the Exchange Shares the Investor is acquiring hereunder, in each case shall require the consent of such Investor or Other Investor.

8.5	Assignment. Neither this Exchange Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Investor’s rights to purchase the Exchange Shares) may be transferred or assigned without the prior written consent of the other parties hereto (other than the Exchange Shares acquired hereunder, if any, and then only in accordance with this Exchange Agreement); provided, that Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Investor, without the prior consent of Strive, provided, that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Investor, the assignee(s) shall become Investor hereunder and have the rights and obligations and be deemed to make the representations and warranties of Investor provided for herein to the extent of such assignment; provided, further, that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Investor.

8.6	Benefit.

8.6.1 Except as otherwise provided herein, this Exchange Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Exchange Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

8.7	Governing Law. This Exchange Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Exchange Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Exchange Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

8.8	Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of any court of the State of New York located in the Borough of Manhattan or the United States District Court for the Southern District of New York (together, the “Chosen Courts”), in connection with any matter based upon or arising out of this Exchange Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 8.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS EXCHANGE AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS EXCHANGE AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

8.9	Severability. If any provision of this Exchange Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Exchange Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

8.10	No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Exchange Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Exchange Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Exchange Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

8.11	Remedies.

8.11.1 The parties agree that irreparable damage would occur if this Exchange Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Exchange Agreement and to enforce specifically the terms and provisions of this Exchange Agreement in an appropriate court of competent jurisdiction as set forth in Section 8.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Exchange Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 8.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

8.11.2 The parties acknowledge and agree that this Section 8.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Exchange Agreement.

8.12	Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Exchange Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

8.13	No Broker or Finder. Each of the Issuer and Investor agrees to indemnify and hold the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

8.14	No Liability. The Investor agrees that Strive shall not be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the offering, escrow, storage and/or the return of the Bitcoin Consideration to Investor in accordance with the terms of this Exchange Agreement. On behalf of the Investor and its affiliates, the Investor releases Strive in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the Exchange Offer. The Investor agrees not to commence any litigation or bring any claim against Strive in any court or any other forum which relates to, may arise out of, or is in connection with, the offering. This undertaking is given freely and after obtaining independent legal advice.

8.15	Headings and Captions. The headings and captions of the various subdivisions of this Exchange Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

8.16	Counterparts. This Exchange Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.17	Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Exchange Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Exchange Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Exchange Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

8.18	Mutual Drafting. This Exchange Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

8.19	Non-Reliance. Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Strive, any of its affiliates or any of their respective control persons, officers, directors or employees), other than the representations and warranties of the Issuer expressly set forth in this Exchange Agreement, in making its investment or decision to invest in the Issuer. Investor agrees that neither (i) any other Investor pursuant to this Exchange Agreement or any other agreement related to the offering of the Exchange Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Investor) nor (ii) Strive, its affiliates or any of their respective control persons, officers, directors, partners, agents or employees shall be liable to any other Investor pursuant to this Exchange Agreement or any other agreement related to the offering of the Exchange Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Exchange Shares hereunder.

8.20	Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Investor to sell securities of the Issuer to the public without registration are available to holders of the Issuer’s common stock and until the third anniversary of the Closing Date, the Issuer agrees to:

8.20.1 make and keep public information available, as those terms are understood and defined in Rule 144;

8.20.2 file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

8.20.3 furnish to Investor, promptly upon request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer and (z) such other information as may be reasonably requested to permit Investor to sell such securities pursuant to Rule 144 without registration.

If the Exchange Shares are eligible to be sold without restriction under, and without the Issuer being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at Investor’s request, the Issuer will cause its transfer agent to remove the legend set forth in Section 2.1.6. In connection therewith (including sales pursuant to Rule 144), if required by the Issuer’s transfer agent and subject to delivery of a customary letter of representation from the Investor, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Shares without any such legend; provided, that, notwithstanding the foregoing, Issuer will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Strive, the Issuer and Investor has executed or caused this Exchange Agreement to be executed by its duly authorized representative as of the date set forth below.

STRIVE ENTERPRISES, INC.

By:
	Name:	Benjamin Pham
	Title:	Chief Financial Officer

ASSET ENTITIES INC.

By:
	Name:	Arshia Sarkhani
	Title:	Chief Executive Officer

Accepted and agreed this	day of	, 2025.

INVESTOR:

[table to be formatted without extra columns]

Signature of Investor:

By:

Name:

Title:

Name of Investor:

(Please print. Please indicate name and
capacity of person signing above)

Name in which securities are to be registered
(if different from the name of Investor listed directly above):

Email Address:

If there are joint investors, please check one:

☐	Joint Tenants with Rights of Survivorship
☐	Tenants-in-Common
☐	Community Property

Investor’s EIN (if applicable):

Business Address-Street:

City, State, Zip:

Attn:

Telephone No.:

Facsimile No.:

Aggregate number of Bitcoin constituting Bitcoin

Consideration:               BTC.

Wallet Address for the return of Bitcoin
Consideration to Investor if required pursuant to
Section 3 of the Agreement:

You must tender the Bitcoin Consideration, to be held in escrow until the Closing, to the custodial address of the Escrow Agent specified and provided by Strive pursuant to Section 3 of the Agreement.

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF INVESTOR

A. QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

☐	We are subscribing for the Exchange Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B. ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

☐	We are an “accredited investor” (as described in Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

*** AND ***

C. AFFILIATE STATUS
(Please check the applicable box) INVESTOR:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Investor
and constitutes a part of the Exchange Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Investor and under which Investor accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	Any director, executive officer, or general partner of the Issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

☐	Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the Issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000; or

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D.